Exhibit 4.2(a)

                            Articles of Incorporation
                                       of
                              Tasker Capital Corp.

     The undersigned certifies:

     1. Name of  Corporation.  The name of this  corporation  is Tasker  Capital
Corp.

     2. Resident Agent. The resident agent of this corporation in Nevada is Thomas P. Erwin whose address is 1 East Liberty Street, Suite 424, Reno, Washoe County, Nevada.

     3. Purposes; Powers. The purposes for which the corporation is formed and its powers are:

          3.1 To conduct such business as is lawful.

          3.2 To purchase, acquire, hold, mortgage, sell, let, lease or otherwise dispose of or deal in real or personal property of every kind, character and description, and to erect, manage, care for, maintain, extend or alter buildings or structures of any kind or character on real property.

          3.3 To purchase or otherwise acquire, hold and/or reissue the shares of its capital stock.

          3.4 To raise,  borrow and  secure  the  payment of money in any lawful manner, including the issue and sale or other disposition of bonds, warrants, debentures, obligations, negotiable and transferable instruments and evidences of indebtedness of all kinds, whether secured by mortgage, pledge, deed of trust, or otherwise, and incur debt in the purchase or acquisition of property, businesses, rights or franchises, or for additional working capital or for any other object connected with its business or affairs, without limit as to amount.

          3.5 To enter into, make, perform and carry out contracts of every sort and kind with any person, firm, association, corporation, private, public or municipal or body politic.

          3.6 To guarantee any dividends or bonds or contracts or other obligations.

          3.7 To have one or more offices or agencies and keep such books of the company outside of Nevada as are not required by law to be kept in Nevada.

     4. Authorized Capital. The authorized capital of this corporation shall consist of 50,000,000 shares of the par value of $.001 per share.

     5. Stock Nonassessable. The capital stock of this corporation shall not be subject to assessment to pay the debts of the corporation, and in this particular the Articles of Incorporation shall not be subject to amendment.

     6. Board of Directors. The members of the governing board shall be styled "Directors" and their number shall be not less than one (1) nor more than five
(5). The names and addresses of the first Directors are as follows:

                 Name                            Address
                 ----                            -------
                 Michael Hu                      #202 930 East 7th Avenue
                                                 Vancouver, BC, Canada V5T 1P6

                 Raymond John Demman             3346 Berwyck Street
                                                 Las Vegas, Nevada 89121

                 Maurizio Grande                 6502 Pinehurst Drive
                                                 Vancouver, BC, Canada V5X 4PI

     7. Liability of Directors and Officers. No director or officer shall have personal liability to the corporation or its shareholders for damages for breach of fiduciary duty as a director or officer, but nothing herein shall eliminate or limit the liability of a director or officer for:

          7.1 Acts or omissions not in good faith;

          7.2 Acts or omissions which involve intentional misconduct, fraud or violation of law;

          7.3 Acts or omissions in breach of the director's or officer's duty of loyalty to the corporation or its shareholders;

          7.4 Acts or omissions from which the director or officer derived an improper personal benefit; or

          7.5 Payment of dividends in violation of law.

     8. Indemnification. The corporation shall indemnify, to the full extent and in the manner permitted under the laws of Nevada and any other applicable laws, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of this corporation or served any other enterprise as a director or officer at the request of this corporation; such right of indemnification shall also be applicable to the executors, administrators and other similar legal representative of any such director or officer. The provisions of this Section shall be deemed to be a contract between the corporation and each director and officer who serves in such capacity at any time while this Section is in effect, and any repeal or modification of this Section shall not affect any rights or obligations then existing with respect to any state of facts then existing or any action, suit or proceeding brought based in whole or in part upon any such state of facts. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer or his legal representative may be entitled apart from the provisions of this Section.

     9. Perpetual Existence. This corporation shall have perpetual existence.

     10. By-Laws. The Board of Directors is expressly authorized and empowered to adopt, amend or repeal the By-Laws of this corporation.

     11. Incorporator. The name and post office address of the incorporator signing these Articles of Incorporation is as follows:

                 Name                              Address
                 ----                              -------

                 Thomas P. Erwin                   One East Liberty Street
                                                   Suite 424
                                                   Reno, Nevada 89501

     Certified January 26, 1999.


                                            /s/        THOMAS P. ERWIN
                                            ----------------------------------
                                                       Thomas P. Erwin

STATE OF NEVADA,  )
                  ) ss
COUNTY OF WASHOE  )

     These Articles of Incorporation were acknowledged before me on January 26, 1999.


                                            /s/        DENISE M. CAIRNS
                                            ----------------------------------
                                                         Notary Public

                                DENISE M. CAIRNS
                         Notary Public--State of Nevada
                  [stamp] Appointment Recorded in Washoe County
                      No: 93-3884-2--Expires June 15, 2001

                                                                  Exhibit 4.2(b)


              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390--After Issuance of Stock)

     1. Name of corporation: TASKER CAPITAL CORP.

     2. The articles have been amended as follows (provide article numbers, if available):

     Article Fourth of the Articles of Incorporation is being amended to increase the corporation's authorized Common Stock to 300,000,000 with par value of $0.001

     3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: majority of the stockholders*

     4. Effective date of filing (optional):
                                            ----------------------------------
                (must not be later than 90 days after the certificate is filed)

     5. Officer Signature (required): /s/ ROBERT P. APPLEBY
                                      ---------------------------------------
                                        Robert P. Appleby

------------------

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

     This form must be accompanied by appropriate fees. See attached fee schedule.

                                                                  Exhibit 4.2(c)

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390--After Issuance of Stock)

     1. Name of corporation: TASKER CAPITAL CORP.

     2. The articles have been amended as follows (provide article numbers, if available):

     Article First of the Articles of Incorporation has been amended to read in its entirety as follows:

     "1. Name of Corporation: The name of this Corporation is Tasker Products Corp."

     Article Sixth of the Articles of Incorporation has been amended to read in its entirety as follows:

     "6. Board of Directors. The members of the governing board shall be styled "Directors" and their number shall be not less than one (1) nor more than seven
(7). The exact number of members constituting the Board of Directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized Directors."

     3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: majority of the stockholders*

     4. Effective date of filing (optional):
                                             -----------------------------------
                 (must not be later than 90 days after the certificate is filed)

     5. Officer Signature (required): /s/ Stathis Kouninis
                                     --------------------------

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.